Exhibit 10.1
$600,000,000
Oil States International, Inc.
6.500% Senior Notes due 2019
PURCHASE AGREEMENT
May 26, 2011
CREDIT SUISSE SECURITIES (USA) LLC
RBC CAPITAL MARKETS, LLC
WELLS FARGO SECURITIES, LLC
As Representatives of the Several Purchasers,
c/o Credit Suisse Securities (USA) LLC,
Eleven Madison Avenue,
New York, N.Y. 10010-3629
Ladies and Gentlemen:
     1. Introductory. Oil States International, Inc., a Delaware corporation (the “Company”), agrees with the several initial purchasers named in Schedule A hereto (the “Purchasers”) subject to the terms and conditions stated herein, to issue and sell to the several Purchasers U.S.$600,000,000 principal amount of its 6.500% Senior Notes due 2019 (the “Offered Securities”) to be issued under an indenture, to be dated as of June 1, 2011 (the “Indenture”), among the Company, the Guarantors (as defined below) and Wells Fargo Bank, N.A., as Trustee (the “Trustee”). The Offered Securities will be unconditionally guaranteed as to the payment of principal and interest by each of the subsidiaries (as defined below) listed on Schedule C hereto (collectively, the “Guarantors” and such guarantees, the “Guarantees”).
     The holders of the Offered Securities will be entitled to the benefits of a Registration Rights Agreement to be dated as of the Closing Date among the Company, the Guarantors and the Purchasers (the “Registration Rights Agreement”), pursuant to which the Company and each Guarantor shall agree to file a registration statement with the Commission registering (a) the exchange of the Offered Securities for debt securities with identical terms as the Offered Securities (the “Exchange Notes”) and the exchange of the Guarantees for guarantees with identical terms as the Guarantees (the “Exchange Guarantees” and together with the Exchange Notes, the “Exchange Securities”) that will be registered under the Securities Act (the “Exchange Offer”) and (b) under certain circumstances, the resale of the Offered Securities and the related Guarantees under the Securities Act.
     Each of the Company and each Guarantor hereby agrees with the several Purchasers as follows:
     2. Representations and Warranties of the Company and each Guarantor. Each of the Company and each Guarantor jointly and severally represents and warrants to, and agrees with, the several Purchasers that:

     (a) Offering Circulars; Certain Defined Terms. The Company has prepared or will prepare a Preliminary Offering Circular and a Final Offering Circular.
     For purposes of this Agreement:
     “Applicable Time” means 1:30 p.m. (New York City time) on the date of this Agreement.
     “Closing Date” has the meaning set forth in Section 3 hereof.
     “Commission” means the Securities and Exchange Commission.
     “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.
     “Final Offering Circular” means the final Offering Circular relating to the Offered Securities to be offered by the Purchasers that discloses the offering price and other final terms of the Offered Securities and is dated as of the date of this Agreement, including the documents incorporated by reference therein.
     “Free Writing Communication” means a written communication (as such term is defined in Rule 405) that constitutes an offer to sell or a solicitation of an offer to buy the Offered Securities and is made by means other than the Preliminary Offering Circular or the Final Offering Circular.
     “General Disclosure Package” means the Preliminary Offering Circular together with any Issuer Free Writing Communication existing at the Applicable Time and specified on Schedule B hereto and the information which is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule B hereto.
     “Issuer Free Writing Communication” means a Free Writing Communication prepared by or on behalf of the Company, used or referred to by the Company or containing a description of the final terms of the Offered Securities or of their offering, in the form retained in the Company’s records.
     “Preliminary Offering Circular” means the preliminary Offering Circular, dated May 19, 2011, relating to the Offered Securities to be offered by the Purchasers, including the documents incorporated by reference therein.
     “Rules and Regulations” means the rules and regulations of the Commission.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Securities Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the New York Stock Exchange (“Exchange Rules”).

     “subsidiary” means any entity in which the Company has a direct or indirect majority equity or voting interest.
     “Supplemental Marketing Material” means any Issuer Free Writing Communication other than any Issuer Free Writing Communication specified in Schedule B hereto. Supplemental Marketing Materials include, but are not limited to, the electronic roadshow slides and the accompanying audio recording.
     Unless otherwise specified, a reference to a “Rule” or a “Regulation” is to the indicated rule or regulation under the Securities Act.
     (b) Disclosure. As of the date of this Agreement, the Final Offering Circular does not, and as of the Closing Date, the Final Offering Circular will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of the Applicable Time, and as of the Closing Date, neither (i) the General Disclosure Package, nor (ii) any individual Supplemental Marketing Material, when considered together with the General Disclosure Package, included, or will include, any untrue statement of a material fact or omitted, or will omit, to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding two sentences do not apply to statements in or omissions from the Preliminary Offering Circular or Final Offering Circular, the General Disclosure Package or any Supplemental Marketing Material based upon written information furnished to the Company by any Purchaser through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.
     (c) Good Standing of the Company and its Subsidiaries. Each of the Company and each of its subsidiaries has been duly organized, is validly existing and in good standing as a corporation or other business entity under the laws of its jurisdiction of incorporation, organization or formation, as the case may be, with full power and authority (corporate and other) necessary to own or lease its properties and conduct its business, in each case as described in the General Disclosure Package and the Final Offering Circular; and the Company and each of its subsidiaries is duly registered or qualified to do business as a foreign corporation or other business entity, as the case may be, in good standing under the laws of each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification except where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, stockholders’ equity, business, properties or prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”). The Company does not have a direct or indirect majority equity or voting interest in any corporation, association or other entity other than the entities listed on Schedule D to this Agreement.
     (d) Power and Authority. Each of the Company and each Guarantor has all requisite corporate, limited liability company, or limited partnership power and authority to execute, deliver and perform its obligations under this Agreement, the Indenture, the Offered Securities and the Exchange Securities to which it is a party and to consummate the transactions contemplated hereby and thereby.
     (e) Capitalization. The Company has an authorized capitalization as set forth in the General Disclosure Package and the Final Offering Circular, and all of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, and were issued in compliance with federal and state securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right. Except as disclosed in the General Disclosure Package and the Final Offering Circular, no options, warrants or other rights to purchase or exchange any securities for shares of the Company’s capital stock are outstanding. All of the issued and outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims arising under the Amended and Restated Credit Agreement, dated as of December 10, 2010 (the “Credit Agreement”), among the Company, PTI Group Inc., PTI Premium Camp Services Ltd., as borrowers, and the lenders named therein and the Loan Agreement, dated as of 8 July 2008 (the “Australian Credit Agreement”), between The MAC Services Group Limited, the MAC Linen Services Pty Ltd, MSL Nominees Pty Ltd and National Australia Bank Limited, as amended, or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (f) Indenture. The Indenture has been duly and validly authorized by the Company and each of the Guarantors and, when duly executed and delivered by each of the Company and the Guarantors (assuming the due authorization, execution and delivery thereof by the Trustee), will constitute the valid and legally binding agreement of each of the Company and the Guarantors, enforceable against them in accordance with its terms, except that the enforcement thereof may be subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (collectively, the “Enforceability Exceptions”).
     (g) Offered Securities. The Offered Securities have been duly and validly authorized by the Company and, when the Offered Securities are duly executed, issued and delivered by the Company and paid for by the Purchasers pursuant to this Agreement on the Closing Date (assuming the due authorization, execution and delivery of the Indenture by the Trustee and due authentication and delivery of the Offered Securities by the Trustee in accordance with the Indenture), such Offered Securities will conform to the information in the General Disclosure Package and the Final Offering Circular and will conform to the description of such Offered Securities contained in the Final Offering Circular and the Indenture, and the Offered Securities will constitute the valid and legally binding obligations of the Company, entitled to the benefits of the Indenture, and enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions.

     (h) Trust Indenture Act. On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the Rules and Regulations applicable to an indenture which is qualified thereunder.
     (i) No Finder’s Fee. Except as disclosed in the General Disclosure Package and the Final Offering Circular, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Purchaser for a brokerage commission, finder’s fee or other like payment.
     (j) Registration Rights Agreement. The Registration Rights Agreement has been duly authorized by the Company and the Guarantors and, when the Offered Securities are delivered and paid for pursuant to this Agreement on the Closing Date, the Registration Rights Agreement will have been duly executed and delivered and will constitute the valid and legally binding obligations of the Company and the Guarantors, enforceable in accordance with their terms, subject to (i) the Enforceability Exceptions and (ii) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.
     (k) Exchange Securities. The Exchange Securities have been duly and validly authorized by the Company and each Guarantor, as applicable, and, when the Exchange Securities are duly issued, executed, authenticated and delivered in accordance with the terms of the Exchange Offer and the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee and due authentication and delivery of the Exchange Securities by the Trustee in accordance with the Indenture), the Exchange Securities will be validly issued and will constitute the valid and legally binding obligations of the Company and the Guarantors, as applicable, entitled to the benefits of the Indenture, and enforceable against the Company and the Guarantors in accordance with their terms, subject to the Enforceability Exceptions.
     (l) Guarantee. The Guarantee of each Guarantor has been duly authorized by such Guarantor and, when the Offered Securities are delivered and paid for pursuant to this Agreement on the Closing Date and issued, executed and authenticated in accordance with the terms of the Indenture, the Guarantee of each Guarantor endorsed thereon will have been duly executed and delivered by such Guarantor, will conform to the description thereof contained in the Final Offering Circular and will constitute valid and legally binding obligations of such Guarantor, enforceable in accordance with its terms, subject to the Enforceability Exceptions.
     (m) No Registration Rights. There are no contracts, agreements or understandings between the Company or any Guarantor and any person granting such person the right to require the Company or such Guarantor to file a registration statement under the Securities Act with respect to any securities of the Company or such Guarantor or to require the Company or such Guarantor to include such securities with the Offered Securities and Guarantees registered pursuant to any Registration Statement.

     (n) Absence of Further Requirements. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required for the execution, delivery and performance of this Agreement by the Company and the Guarantors, the consummation of the transactions contemplated by this Agreement, the Indenture and the Registration Rights Agreement in connection with the offering, issuance and sale of the Offered Securities and the Guarantees by the Company and the Guarantors, and the application of the proceeds from the sale of the Offered Securities by the Company as described under “Use of Proceeds” in the General Disclosure Package and the Final Offering Circular, except for, (i) if required, the order of the Commission declaring effective the Exchange Offer Registration Statement or, if required, the Shelf Registration Statement (each as defined in the Registration Rights Agreement), (ii) if required, the qualification of the Indenture under the Trust Indenture Act in connection with the issuance of the Exchange Notes, (iii) such as have previously been obtained and (iv) applicable federal, state or foreign securities laws in connection with the purchase and sale of the Offered Securities by the Purchasers.
     (o) Title to Property. Except as disclosed in the General Disclosure Package and the Final Offering Circular, the Company and each of its subsidiaries have good and indefeasible title to all real property and valid title to all other property and assets owned by them, in each case free and clear of all liens, charges, encumbrances and defects, except such as arise under the Credit Agreement and the Australian Credit Agreement or as would not materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the General Disclosure Package and the Final Offering Circular, the Company and each of its subsidiaries hold any leased real or personal property under valid and enforceable leases with no terms or provisions that would materially interfere with the use made or to be made thereof by them.
     (p) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of the Indenture, the Offered Securities, the Registration Rights Agreement and this Agreement by the Company and the Guarantors, the issuance and sale of the Offered Securities and the Guarantees by the Company and the Guarantors and compliance with the terms and provisions hereof and thereof, and the application of the proceeds from the sale of the Offered Securities by the Company as described under “Use of Proceeds” in the General Disclosure Package and the Final Offering Circular will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties or assets of the Company or any of its subsidiaries is subject (other than the guarantee of the Company’s 2 3/8% Contingent Convertible Senior Notes due 2025 by certain of the Company’s subsidiaries, which guarantee shall be effected at or prior to the Closing Date); (ii) result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of the Company or any of its subsidiaries; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except in the case of clauses (i) and (iii) above for such conflicts, breaches, defaults, violations or liens that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (q) Absence of Existing Defaults and Conflicts. Neither the Company nor any of its subsidiaries (i) is in violation of its respective charter or by-laws (or similar organizational documents), (ii) is in default, and no event has occurred that, with the giving of notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, deed of trust, loan agreement, mortgage, lease, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii), to the extent any such conflict, breach, violation or default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (r) Authorization of Agreement. The Company and each of the Guarantors has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company and the Guarantors.
     (s) Possession of Licenses and Permits. The Company and each of its subsidiaries possess all adequate certificates, authorizations, franchises, licenses and permits (“Licenses”) necessary or material to the conduct of the business now conducted or proposed in the General Disclosure Package and the Final Offering Circular to be conducted by them and have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Company or any of its subsidiaries, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; the Company and each of its subsidiaries have fulfilled and performed all of its obligations with respect to the Licenses, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder of any such Licenses, except for any of the foregoing that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (t) Absence of Labor Dispute. No labor dispute or disturbance by the employees of the Company or its subsidiaries exists or, to the knowledge of the Company or the Guarantors, is imminent that could reasonably be expected to have a Material Adverse Effect.
     (u) Possession of Intellectual Property. The Company and each of its subsidiaries own or possess or can acquire on reasonable terms, adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of any claim of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (v) Environmental Laws. Except as disclosed in the General Disclosure Package and the Final Offering Circular, (a)(i) neither the Company nor any of its subsidiaries is in violation of, or has any liability under, any applicable federal or national, state or provincial, regional or local law, directive, rule, regulation, ordinance, code, other requirement or rule of law (including common law), or decision or order of any domestic, foreign or international governmental agency, governmental body, court or tribunal, relating to pollution, to the use, handling, transportation, treatment, storage, discharge, disposal or release of Hazardous Substances, to the protection or restoration of the environment, threatened or endangered species or natural resources (including biota), to climate change, to health and safety including as such relates to exposure to Hazardous Substances, and to natural resource damages (collectively, “Environmental Laws”), (ii) neither the Company nor any of its subsidiaries owns, occupies, operates or uses any real property contaminated with Hazardous Substances, (iii) neither the Company nor any of its subsidiaries is conducting or funding any investigation, remediation, remedial action or monitoring of actual or suspected Hazardous Substances released or threatened to be released into the environment, (iv) neither the Company nor any of its subsidiaries is liable or allegedly liable for any release or threatened release of Hazardous Substances, including at any off-site treatment, storage or disposal site, (v) neither the Company nor any of its subsidiaries is subject to any claim by any governmental agency or governmental body or person relating to Environmental Laws or Hazardous Substances released or threatened to be released into the environment, and (vi) the Company and its subsidiaries have received and are in compliance with all, and have no liability under any, permits, licenses, authorizations, registrations, identification numbers or other approvals required under applicable Environmental Laws to conduct their respective businesses except, as to each matter covered by clauses (i) — (vi), those that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (b) to the knowledge of the Company or the Guarantors there are no facts or circumstances that would reasonably be expected to result in a violation of, liability under, or claim pursuant to any Environmental Law that could reasonably be expected to have a Material Adverse Effect; (c) to the knowledge of the Company or the Guarantors there are no requirements proposed for adoption or implementation under any Environmental Law that could reasonably be expected to have a Material Adverse Effect; and (d) in the ordinary course of its business, the Company and each of its subsidiaries periodically evaluate the effect, including associated costs and liabilities, of Environmental Laws on the business, properties, results of operations and financial condition of it, and, on the basis of such evaluation, the Company and each of its subsidiaries reasonably concluded that such

Environmental Laws will not, individually or in the aggregate, have a Material Adverse Effect. For purposes of this subsection “Hazardous Substances” means (A) petroleum and petroleum products, by-products or breakdown products, radioactive materials (including naturally occurring radioactive materials), asbestos-containing materials and polychlorinated biphenyls, and (B) any other chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant, contaminant or waste under Environmental Laws.
     (w) Absence of Manipulation. None of the Company, the Guarantors or any of their respective affiliates has, either alone or with one or more other persons, taken and will not take, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.
     (x) Statistical and Market-Related Data. The statistical and market-related data included in the Preliminary Offering Circular, the Final Offering Circular, and any Issuer Free Writing Communication, are based on or derived from sources that the Company and the Guarantors believe to be reliable and accurate.
     (y) Internal Controls and Compliance with the Sarbanes-Oxley Act. Except as set forth in the General Disclosure Package and the Final Offering Circular, the Company and its Board of Directors (the “Board”) are in compliance with Sarbanes-Oxley and all applicable Exchange Rules. The Company maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) (“Internal Controls”) that complies with the Securities Laws and is sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Internal Controls are overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with the Exchange Rules. Since March 31, 2011, the Company has not publicly disclosed or reported to the Audit Committee or the Board a significant deficiency, material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls (each, an “Internal Control Event”), any violation of, or failure to comply with, the Securities Laws, or any matter which, if determined adversely, would have a Material Adverse Effect.
     (z) Litigation. Except as disclosed in the General Disclosure Package and the Final Offering Circular, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company or any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company or any Guarantor to perform its obligations under the Indenture, this Agreement, or the Registration Rights Agreement, or which are otherwise material in the context of the sale of the Offered Securities and the Guarantees; and, to the knowledge of the Company or the Guarantors, no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are threatened or contemplated.
     (aa) Financial Statements. The historical financial statements (including the related notes and supporting schedules) included in the General Disclosure Package and the Final Offering Circular comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act (other than the requirements of Item 3-10(a) of Regulation S-X, as it applies to the Guarantees) and present fairly the financial condition, results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved. The pro forma financial information included in the General Disclosure Package and the Final Offering Circular includes assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the corresponding historical financial statement amounts in the pro forma financial statements included in the General Disclosure Package and the Final Offering Circular. The pro forma financial information included in the General Disclosure Package and the Final Offering Circular complies as to form in all material respects with the applicable requirements of Regulation S-X under the Securities Act.
     (bb) Independent Auditor. Ernst & Young LLP, who have certified the financial statements of the Company and its consolidated subsidiaries, whose report appears in the General Disclosure Package and the Final Offering Circular and who have delivered the letter referred to in Section 7(a) hereof, are independent registered public accountants as required by the Securities Act and the Rules and Regulations.
     (cc) No Material Adverse Change in Business. Except as disclosed in the General Disclosure Package and the Final Offering Circular, since the end of the period covered by the latest audited financial statements included in the General Disclosure Package (i) there has been no change, nor any development or event involving a prospective change, that has had or would be reasonably expected to have a Material Adverse Effect; and (ii) except as disclosed in or contemplated by the General Disclosure Package and the Final Offering Circular, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.
     (dd) Investment Company Act. Neither the Company nor any Guarantor is, and after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package and the Final Offering Circular, will not be, an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder.
     (ee) Regulations T, U, X. Neither the Company nor any of its subsidiaries nor any agent thereof acting on their behalf has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Offered Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.
     (ff) Ratings. No “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) (i) has imposed (or has informed the Company or any Guarantor that it is considering imposing) any condition (financial or otherwise) on the Company’s or any Guarantor’s retaining any rating assigned to the Company or any Guarantor or any securities of the Company or any Guarantor or (ii) has indicated to the Company or any Guarantor that it is considering any of the actions described in Section 7(b)(ii) hereof.
     (gg) Class of Securities Not Listed. No securities of the same class (within the meaning of Rule 144A(d)(3)) as the Offered Securities are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.
     (hh) No Registration. The offer and sale of the Offered Securities in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereof and Rule 144A and Regulation S thereunder; and it is not necessary to qualify an indenture in respect of the Offered Securities under the Trust Indenture Act.
     (ii) No General Solicitation; No Directed Selling Efforts. Neither the Company, nor any Guarantor, nor any of their respective affiliates, nor any person acting on its or their behalf (other than, in any case, the Purchasers and any of their affiliates, as to whom the Company and the Guarantors make no representation or warranty) (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S under the Securities Act) the Offered Securities or any security of the same class or series as the Offered Securities or (ii) has offered or will offer or sell the Offered Securities (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) or (B) with respect to any such securities sold in reliance on Rule 903 of Regulation S under the Securities Act, by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation S. The Company, the Guarantors, their respective affiliates and any person acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. Neither the Company nor any Guarantor has entered and neither the Company nor any Guarantor will enter into any contractual arrangement with respect to the distribution of the Offered Securities except for this Agreement.

     (jj) ERISA Compliance. Except as otherwise disclosed in the General Disclosure Package and the Final Offering Circular, the Company and its subsidiaries and any “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 (as amended, “ERISA,” which term, as used herein, includes the regulations and published interpretations thereunder) established or maintained by the Company, its subsidiaries or their ERISA Affiliates (as defined below) are in compliance in all material respects with ERISA and, to the knowledge of the Company or the Guarantors, each “multiemployer plan” (as defined in Section 4001 of ERISA) to which the Company, its subsidiaries or an ERISA Affiliate contributes (a “Multiemployer Plan”) is in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986 (as amended, the “Code,” which term, as used herein, includes the regulations and published interpretations thereunder) of which the Company or such subsidiary is or, within the last six years, has been a member. No “reportable event” (as defined in Section 4043 of ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No “single employer plan” (as defined in Section 4001 of ERISA) established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined in Section 4001 of ERISA) that could, individually or in the aggregate (with any other such “single employer plan”), reasonably be expected to result in a Material Adverse Effect. Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability (i) under Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change under Sections 430, 4971, 4975 or 4980B of the Code. To the knowledge of the Company or the Guarantors, each “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401 of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.
     (kk) Foreign Corrupt Practices Act. Except as is disclosed in the Company’s Current Report on Form 8-K dated February 18, 2005, none of the Company, any of its subsidiaries or any of their respective directors or officers, or, to the Company’s knowledge, any other person associated with or acting on behalf of the Company or any of its subsidiaries including, without limitation, any agent or employee of the Company or any of its subsidiaries, has, directly or indirectly, while acting on behalf of the Company or any of its subsidiaries (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any other unlawful payment.

     (ll) Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company or the Guarantors, threatened.
     (mm) Compliance with OFAC. Neither the Company nor any of its subsidiaries or, to the knowledge of the Company or the Guarantors, any director, officer, agent, employee or affiliate of the Company or its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and neither the Company nor any Guarantor will directly or indirectly use the proceeds of the offering of the Offered Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     (nn) Tax Returns. The Company and its subsidiaries have filed all federal, state, local and foreign tax returns which are required to be filed through the date hereof, except where the failure to so file would not have a Material Adverse Effect, which returns are true and correct in all material respects or have received timely extensions thereof, and have paid all taxes shown on such returns and all assessments received by them to the extent that the same are material and have become due, except for such taxes as are being contested in good faith and except as would not result in a Material Adverse Effect. There are no tax audits or investigations pending, which if adversely determined would have a Material Adverse Effect; nor are there any material proposed additional tax assessments against the Company or any of its subsidiaries.
     (oo) Insurance. The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged or propose to engage after giving effect to the transactions described in the General Disclosure Package and the Final Offering Circular; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or the Company’s or its subsidiaries’ businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and none of the Company or any of the Guarantors has any reason to believe that the Company or its subsidiaries will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that is not materially greater than the current cost, except as would not, individually or in the aggregate, have a Material Adverse Effect.

     (pp) No Other Materials. The Company has not distributed and, prior to the Closing Date, will not distribute, any offering material in connection with the offering and sale of the Offered Securities other than the Preliminary Offering Circular, the Final Offering Circular and any Issuer Free Writing Communication to which the Representatives have consented.
     3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to the several Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Company, at a purchase price of 98.2675% of the principal amount thereof plus accrued interest from June 1, 2011 to the Closing Date (as hereinafter defined), the respective principal amounts of Offered Securities set forth opposite the names of the several Purchasers in Schedule A hereto.
     The Company will deliver against payment of the purchase price the Offered Securities to be offered and sold by the Purchasers in reliance on Regulation S (the “Regulation S Securities”) in the form of one or more permanent global Securities in registered form without interest coupons (the “Offered Regulation S Global Securities”) which will be deposited with the Trustee as custodian for The Depository Trust Company (“DTC”) for the respective accounts of the DTC participants for Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, société anonyme (“Clearstream, Luxembourg”) and registered in the name of Cede & Co., as nominee for DTC. The Company will deliver against payment of the purchase price the Offered Securities to be purchased by each Purchaser hereunder and to be offered and sold by each Purchaser in reliance on Rule 144A (the “144A Securities”) in the form of one permanent global security in definitive form without interest coupons (the “Restricted Global Securities”) deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee for DTC. The Regulation S Global Securities and the Restricted Global Securities shall be assigned separate CUSIP numbers. The Restricted Global Securities shall include the legend regarding restrictions on transfer set forth under “Transfer Restrictions” in the Final Offering Circular. Until the termination of the distribution compliance period (as defined in Regulation S) with respect to the offering of the Offered Securities, interests in the Regulation S Global Securities may only be held by the DTC participants for Euroclear and Clearstream, Luxembourg. Interests in any permanent global Securities will be held only in book-entry form through Euroclear, Clearstream, Luxembourg or DTC, as the case may be, except in the limited circumstances described in the Final Offering Circular.
     Payment for the Regulation S Securities and the 144A Securities shall be made by the Purchasers in Federal (same day) funds by wire transfer to an account at a bank designated by the Company pursuant to written instructions provided by the Company, against delivery to the Trustee as custodian for DTC of (i) the Regulation S Global Securities representing all of the Regulation S Securities for the respective accounts of the DTC participants for Euroclear and Clearstream, Luxembourg and (ii) the Restricted Global Securities representing all of the 144A Securities, at the office of Vinson & Elkins L.L.P., First City Tower, 1001 Fannin Street, Suite 2500, Houston, Texas 77002 at 10:00 a.m. (New York time), on June 1, 2011, or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “Closing Date”. The Offered Regulation S

Global Securities and the Restricted Global Securities will be made available for checking at the above office of Vinson & Elkins L.L.P. at least 24 hours prior to the Closing Date.
     4. Representations by Purchasers; Resale by Purchasers.
     (a) Each Purchaser severally represents and warrants to the Company and the Guarantors that it is an “accredited investor” within the meaning of Regulation D under the Securities Act and is a qualified institutional buyer within the meaning of Rule 144A promulgated under the Securities Act.
     (b) Each Purchaser severally acknowledges that the Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. Each Purchaser severally represents and agrees that it has offered and sold the Offered Securities, and will offer and sell the Offered Securities (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 or Rule 144A. Accordingly, neither such Purchaser nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Offered Securities, and such Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. Each Purchaser severally agrees that, at or prior to confirmation of sale of the Offered Securities, other than a sale pursuant to Rule 144A, such Purchaser will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Offered Securities from it during the restricted period a confirmation or notice to substantially the following effect:
“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Securities Act”) and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the date of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meanings given to them by Regulation S.”
     Terms used in this subsection (b) have the meanings given to them by Regulation S.
     (c) Each Purchaser severally agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for any such arrangements with the other Purchasers or affiliates of the other Purchasers or with the prior written consent of the Company and the Guarantors.

     (d) Each Purchaser severally agrees that it and each of its affiliates will not offer or sell the Offered Securities in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c), including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Each Purchaser severally agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.
     (e) Each Purchaser, severally and not jointly, represents and warrants and agrees that:
     (i) In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (as defined below) (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), it has not made and will not make an offer of Offered Securities to the public in that Relevant Member State, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Offered Securities to the public in that Relevant Member State at any time: (A) to any legal entity which is a qualified investor as defined in the Prospectus Directive; (B) to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive (as defined below), 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the Representatives for any such offer; or (C) in any other circumstances falling within Article 3(2) of the Prospectus Directive;
For the purposes of this provision, the expression an “offer of Offered Securities to the public” in relation to any Offered Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Securities to be offered so as to enable an investor to decide to purchase or subscribe for the Offered Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

     (ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000 (the “FSMA”)) received by it in connection with the issue or sale of the Offered Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company or the Guarantors; and
     (iii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom.
     (f) Each Purchaser acknowledges and agrees that the Company and the Guarantors and, for purposes of the opinions to be delivered to the Purchasers pursuant to Sections 7(c) and (d), counsel for the Company and the Guarantors and counsel for the Purchasers, may rely upon the accuracy of the representations and warranties of the Purchasers, and compliance by the Purchasers with their agreements, contained herein, and each Purchaser hereby consents to such reliance.
     5. Certain Agreements of the Company and each Guarantor. The Company and each Guarantor agree with the several Purchasers that:
     (a) Amendments and Supplements to Offering Circulars. The Company and the Guarantors will promptly advise the Representatives of any proposal to amend or supplement the Preliminary Offering Circular or the Final Offering Circular and will not effect such amendment or supplementation without the Representatives’ consent. If, at any time prior to the completion of the resale of the Offered Securities by the Purchasers, there occurs an event or development as a result of which any document included in the Preliminary Offering Circular or the Final Offering Circular, the General Disclosure Package or any Supplemental Marketing Material, if republished immediately following such event or development, included or would include an untrue statement of a material fact or omitted or would omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company and the Guarantors promptly will notify the Representatives of such event and promptly will prepare and furnish, at their own expense, to the Purchasers and the dealers and to any other dealers at the request of the Representatives, an amendment or supplement which will correct such statement or omission. Neither the Representatives’ consent to, nor the Purchasers’ delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.
     (b) Furnishing of Offering Circulars. The Company and the Guarantors will furnish to the Representatives copies of the Preliminary Offering Circular, each other document comprising a part of the General Disclosure Package, the Final Offering Circular, all amendments and supplements to such documents and each item of Supplemental Marketing Material, in each case as soon as available and in such quantities as the Representatives request.

     (c) Blue Sky Qualifications. The Company and the Guarantors will arrange for the qualification or registration of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions in the United States and Canada as the Representatives designate and will continue such qualifications or registrations in effect so long as required for the resale of the Offered Securities by the Purchasers, provided that the Company and the Guarantors will not be required to qualify as a foreign corporation or other entity, to file a general consent to service of process in any such jurisdiction, or subject themselves to taxation in any such jurisdiction where they are not then so subject.
     (d) Reporting Requirements. For so long as the Offered Securities remain outstanding, the Company and the Guarantors will furnish to the Representatives and, upon request, to each of the other Purchasers, as soon as practicable after the end of each fiscal year, a copy of the Company’s annual report to stockholders for such year; and the Company and the Guarantors will furnish to the Representatives and, upon request, to each of the other Purchasers (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company and the Guarantors as the Representatives may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), it is not required to furnish such reports or statements to the Purchasers. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company and the Guarantors will promptly furnish or cause to be furnished to the Representatives (and, upon request, to each of the other Purchasers) and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities. The Company will pay the expenses of printing and distributing to the Purchasers all such documents.
     (e) Transfer Restrictions. During the period of one year after the Closing Date, the Company will, upon request, furnish to the Representatives, each of the other Purchasers and any holder of Offered Securities a copy of the restrictions on transfer applicable to the Offered Securities.
     (f) No Resales by Affiliates. During the period of one year after the Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144) to, resell any of the Offered Securities that have been reacquired by any of them.
     (g) Investment Company. During the period of two years after the Closing Date or, if earlier, until such time as the Offered Securities are no longer “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, neither the Company nor any Guarantor will be or become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.
     (h) Payment of Expenses. The Company and the Guarantors will pay all expenses incidental to the performance of their respective obligations under this Agreement, the Indenture and the Registration Rights Agreement, including but not limited to (i) the fees and expenses of the Trustee and its professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities and, as applicable, the Exchange Securities, the preparation and printing of this Agreement, the Registration Rights Agreement, the Offered Securities, the Indenture, the Preliminary Offering Circular, any other documents comprising any part of the General Disclosure Package, the Final Offering Circular, all amendments and supplements thereto, each item of Supplemental Marketing Material and any other document relating to the issuance, offer, sale and delivery of the Offered Securities and, as applicable, the Exchange Securities; (iii) the cost of any advertising approved by the Company in connection with the issue of the Offered Securities; (iv) any expenses (including fees and disbursements of counsel to the Purchasers) incurred in connection with qualification of the Offered Securities or the Exchange Securities for sale under the laws of such jurisdictions in the United States and Canada as the Representatives designate and the preparation and printing of memoranda relating thereto; (v) any fees charged by investment rating agencies for the rating of the Offered Securities or the Exchange Securities; and (vi) expenses incurred in distributing the Preliminary Offering Circular, any other documents comprising any part of the General Disclosure Package, the Final Offering Circular (including any amendments and supplements thereto) and any Supplemental Marketing Material to the Purchasers. The Company and the Guarantors will also pay or reimburse the Purchasers (to the extent incurred by them) for costs and expenses of the Purchasers and the Company’s officers and employees and any other expenses of the Purchasers and the Company and the Guarantors relating to investor presentations on any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of the Company’s and the Guarantors’ officers and employees and any other expenses of the Company and the Guarantors, provided, however, that the Purchasers will pay fifty percent of the cost of any aircraft chartered in connection with the road show. For avoidance of doubt, except as provided in clause (iv) above, the Purchasers shall be responsible for their own counsel’s fees.
     (i) Use of Proceeds. The Company will use the net proceeds received in connection with this offering in the manner described in the “Use of Proceeds” section of the General Disclosure Package and the Final Offering Circular and, except as disclosed in the General Disclosure Package and the Final Offering Circular, the Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any affiliate of any Purchaser.
     (j) Absence of Manipulation. In connection with this offering, until the Representatives shall have notified the Company and the other Purchasers of the completion of the resale of the Offered Securities, neither the Company, the Guarantors nor any of their affiliates will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities; and neither they nor any of their affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.
     (k) Restriction on Sale of Securities. For a period of 60 days after the date hereof, neither the Company nor any Guarantor will, directly or indirectly, offer, sell, issue, contract to sell, pledge or otherwise dispose of with respect to any United States dollar-denominated debt securities issued or guaranteed by the Company or such Guarantor and having a maturity of more than one year from the date of issue, without the prior written consent of Credit Suisse Securities (USA) LLC. Neither the Company nor any Guarantor will at any time directly or indirectly, take any action referred to in the previous sentence with respect to any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act or the safe harbor of Regulation S thereunder to cease to be applicable to the offer and sale of the Offered Securities.
     6. Free Writing Communications.
     (a) Issuer Free Writing Communications. The Company and each Guarantor each represents and agrees that, unless it obtains the prior consent of Credit Suisse Securities (USA) LLC, and each Purchaser represents and agrees that, unless it obtains the prior consent of the Company and Credit Suisse Securities (USA) LLC, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Communication.
     (b) Term Sheets. The Company consents to the use by any Purchaser of a Free Writing Communication that (i) contains only (A) information describing the preliminary terms of the Offered Securities or their offering or (B) information that describes the final terms of the Offered Securities or their offering and that is included in or is subsequently included in the Final Offering Circular, including by means of a pricing term sheet in the form of Exhibit A hereto, or (ii) does not contain any material information about the Company or any Guarantor or their securities that was provided by or on behalf of the Company or any Guarantor, it being understood and agreed that the Company and each Guarantor shall not be responsible to any Purchaser for liability arising from any inaccuracy in such Free Writing Communications referred to in clause (i) or (ii) as compared with the information in the Preliminary Offering Circular, the Final Offering Circular or the General Disclosure Package.
     7. Conditions of the Obligations of the Purchasers. The obligations of the several Purchasers to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties of the Company and the Guarantors herein (as though made on the Closing Date), to the accuracy of the statements of officers of the Company and the Guarantors made pursuant to the provisions hereof, to the performance by the Company and the Guarantors of their obligations hereunder and to the following additional conditions precedent:

     (a) Accountants’ Comfort Letters. The Purchasers shall have received from Ernst & Young LLP a letter, dated respectively, the date hereof and the Closing Date, in form and substance satisfactory to the Purchasers concerning the financial information with respect to the Company set forth in the General Disclosure Package and the Final Offering Circular.
     (b) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company or any Guarantor by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g)), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company or any Guarantor (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company or any Guarantor has been placed on negative outlook; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representatives, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum or maximum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Company or any Guarantor on any exchange or in the over-the-counter market (other than in connection with the events described in clause (iv) above); (vi) any banking moratorium declared by any U.S. federal or New York authorities; (vii) any major disruption of settlements of securities, payment, or clearance services in the United States or any other country where such securities are listed or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it in the judgment of the Representatives impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.
     (c) Opinion of Counsel for Company. The Purchasers shall have received an opinion, dated the Closing Date, of Vinson & Elkins L.L.P., counsel for the Company and the Guarantors, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit B.
     (d) Opinion of Counsel for Purchasers. The Purchasers shall have received from Baker Botts L.L.P., counsel for the Purchasers, such opinion or opinions, dated the Closing Date, with respect to such matters as the Representatives may reasonably require, and the Company and the Guarantors shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
     (e) Officers’ Certificate. The Purchasers shall have received certificates, dated the Closing Date, of an executive officer of the Company and the Guarantors and a principal financial or accounting officer of the Company and the Guarantors in which such officers shall state that:
     (i) the representations, warranties and agreements of the Company and the Guarantors in Section 2 hereof are true and correct on and as of the Closing Date, and each of the Company and each Guarantor has complied with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;
     (ii) they have carefully examined the General Disclosure Package and the Final Offering Circular, and, in their opinion, (A) the Final Offering Circular, or any amendment or supplement thereto, as of its date and as of the Closing Date, or (B) the General Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and
     (iii) Since the respective dates as of which information is given in the General Disclosure Package and the Final Offering Circular, except as disclosed in the certificate, (1) there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole, except as set forth in the General Disclosure Package; and (2) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree which would have a Material Adverse Effect otherwise than as set forth or contemplated in the General Disclosure Package and the Final Offering Circular.
     (f) Registration Rights Agreement. On the Closing Date, the Purchasers shall have received the Registration Rights Agreement executed by the Company and the Guarantors and such agreement shall be in full force and effect.
     Documents described as being “in the agreed form” are documents which are in the forms which have been initialed for the purpose of identification by Baker Botts L.L.P., copies of which are held by the Company, the Guarantors and the Representatives, with such changes as the Representatives may approve.
     The Company and the Guarantors will furnish the Purchasers with such conformed copies of such opinions, certificates, letters and documents as the Purchasers reasonably request. The

Representatives may in their sole discretion waive on behalf of the Purchasers compliance with any conditions to the obligations of the Purchasers hereunder.
     8. Indemnification and Contribution.
     (a) Indemnification of Purchasers. The Company and the Guarantors jointly and severally will indemnify and hold harmless each Purchaser, its officers, employees, agents, partners, members and directors, affiliates of any Purchaser who have, or who are alleged to have, participated in the distribution of the Offered Securities as underwriters, and each person, if any, who controls such Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Securities Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Offering Circular or the Final Offering Circular, in each case as amended or supplemented, or any Issuer Free Writing Communication (including without limitation, any Supplemental Marketing Material), or arise out of or are based upon the omission or alleged omission of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating, preparing or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto) whether threatened or commenced and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company and the Guarantors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Purchaser through the Representatives specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below.
     (b) Indemnification of Company. Each Purchaser will severally and not jointly indemnify and hold harmless each of the Company, the Guarantors, each of their respective directors and each of their respective officers, employees, agents, partners, members and each person, if any, who controls the Company or such Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a “Purchaser Indemnified Party”), against any and all losses, claims, damages or liabilities to which such Purchaser Indemnified Party may become subject, under the Securities Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Offering Circular or the Final Offering Circular, in each case as amended or supplemented, or any Issuer Free Writing

Communication or arise out of or are based upon the omission or the alleged omission of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Purchaser through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Purchaser Indemnified Party in connection with investigating, preparing or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Purchaser Indemnified Party is a party thereto) whether threatened or commenced in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred, it being understood and agreed that the only such information furnished by any Purchaser consists of the following information in the Preliminary and Final Offering Circular furnished on behalf of each Purchaser: the third, ninth and tenth paragraphs and the second sentence of the eighth paragraph under the caption “Plan of Distribution”; provided, however, that the Purchasers shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Company’s failure to perform its obligations under Section 5(a) of this Agreement.
     (c) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes (i) an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

     (d) Contribution. If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchasers on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Purchasers from the Company under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors or the Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities purchased by it were resold exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers’ obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint. The Company, the Guarantors and the Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d).
     9. Default of Purchasers. If any Purchaser or Purchasers default in their obligations to purchase Offered Securities hereunder and the aggregate principal amount of Offered Securities that such defaulting Purchaser or Purchasers agreed but failed to purchase does not exceed 10% of the total principal amount of Offered Securities, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Purchasers, but if no such arrangements are made by the Closing Date, the non-defaulting Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Purchasers agreed but failed to purchase. If any Purchaser or Purchasers so default and the aggregate principal amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Offered Securities and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser or the Company, except as provided in Section 10. As used in this Agreement, the term “Purchaser” includes any person substituted for a Purchaser under this Section 9. Nothing herein will relieve a defaulting Purchaser from liability for its default.
     10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Guarantors or their respective officers and of the several Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser, the Company, the Guarantors or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 9 or if for any reason the purchase of the Offered Securities by the Purchasers is not consummated, the Company and the Guarantors shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company, the Guarantors and the Purchasers pursuant to Section 8 shall remain in effect. If the purchase of the Offered Securities by the Purchasers is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 or the occurrence of any event specified in clauses (iii), (iv), (vi), (vii) or (viii) of Section 7(b), the Company and the Guarantors will reimburse the Purchasers for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.
     11. Notices. All communications hereunder will be in writing and, if sent to the Purchasers will be mailed, delivered or telegraphed and confirmed to the Purchasers, c/o Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: LCD-IBD, or, if sent to the Company or the Guarantors, will be mailed, delivered or telegraphed and confirmed to it at Three Allen Center, 333 Clay Street, Suite 4620, Houston, Texas 77002, Attention: Bradley J. Dodson; provided, however, that any notice to a Purchaser pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Purchaser.
     12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 5(b) hereof against the Company as if such holders were parties thereto.
     13. Representation of Purchasers. You will act for the several Purchasers in connection with this purchase, and any action under this Agreement taken by you jointly or by the Representatives will be binding upon all the Purchasers.

     14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.
     15. Absence of Fiduciary Relationship. The Company and the Guarantors acknowledge and agree that:
     (a) No Other Relationship. The Representatives have been retained solely to act as initial purchasers in connection with the initial purchase, offering and resale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company or the Guarantors and the Representatives has been created in respect of any of the transactions contemplated by this Agreement or the Preliminary Offering Circular or the Final Offering Circular, irrespective of whether any Representative has advised or is advising the Company or the Guarantors on other matters;
     (b) Arm’s-Length Negotiations. The purchase price of the Offered Securities set forth in this Agreement was established by the Company and the Guarantors following discussions and arms-length negotiations with the Representatives and the Company and the Guarantors are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;
     (c) Absence of Obligation to Disclose. The Company has and the Guarantors have been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Guarantors and that the Representatives have no obligation to disclose such interests and transactions to Company or the Guarantors by virtue of any fiduciary, advisory or agency relationship; and
     (d) Waiver. The Company and each Guarantor waive, to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Representatives shall have no liability (whether direct or indirect) to the Company or the Guarantors in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company or the Guarantors.
     16. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
     The Company and the Guarantors hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company and the Guarantors irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.
[Signature pages follows]

     If the foregoing is in accordance with the Purchasers’ understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between the Company, the Guarantors and the several Purchasers in accordance with its terms.

Very truly yours, OIL STATES INTERNATIONAL, INC.
By:	/s/ Bradley J. Dodson
Bradley J. Dodson
Senior Vice President, Chief Financial Officer and Treasurer

ACUTE TECHNOLOGICAL SERVICES, INC. OIL STATES SKAGIT SMATCO, LLC OIL STATES INDUSTRIES, INC.
By:	/s/ Bradley J. Dodson
Bradley J. Dodson
Vice President and Assistant Treasurer

CAPSTAR DRILLING, INC.
CAPSTAR DRILLING LP, L.L.C.
CAPSTAR HOLDING, L.L.C.
GENERAL MARINE LEASING, LLC
OIL STATES ENERGY SERVICES, INC.
SOONER HOLDING COMPANY
SOONER INC.
SOONER PIPE, L.L.C.
SPECIALTY RENTAL TOOLS & SUPPLY, L.L.C.
STINGER WELLHEAD PROTECTION, INCORPORATED
WELL TESTING, INC.

By:	/s/ Bradley J. Dodson
Bradley J. Dodson
Vice President and Treasurer

[Signature Page to Purchase Agreement]

PTI MARS HOLDCO1, LLC
By:	/s/ Bradley J. Dodson
Bradley J. Dodson
Vice President, Chief Financial Officer and Treasurer

CAPSTAR DRILLING GP, L.L.C. By: OIL STATES ENERGY SERVICES, INC., its sole member
By:	/s/ Bradley J. Dodson
Bradley J. Dodson
Vice President and Treasurer

PTI GROUP USA LLC OIL STATES MANAGEMENT, INC.
By:	/s/ Bradley J. Dodson
Bradley J. Dodson
Vice President
[Signature Page to Purchase Agreement]

The foregoing Purchase Agreement is hereby confirmed and accepted as of the date first above written. CREDIT SUISSE SECURITIES (USA) LLC
By:	/s/ Pablo Mercado
	Name:	Pablo Mercado
	Title:	Director

RBC CAPITAL MARKETS, LLC
By:	/s/ Shauvik Kundagrami
	Name:	Shuavik Kundagrami
	Title:	Co-Head, Energy Cap.

WELLS FARGO SECURITIES, LLC
By:	/s/ Bill J. Cvetkovski
	Name:	Bill J. Cvetkovski
	Title:	Director:

Acting on behalf of themselves and as the Representatives of the several Purchasers
[Signature Page to Purchase Agreement]

SCHEDULE A

Principal Amount of
Purchaser	Offered Securities
Credit Suisse Securities (USA) LLC	$212,120,000
RBC Capital Markets, LLC	$151,515,000
Wells Fargo Securities, LLC	$109,090,000
Jefferies & Company, Inc.	$24,242,000
Tudor, Pickering, Holt & Co. Securities, Inc.	$24,242,000
Raymond James & Associates, Inc.	$12,121,000
Simmons & Company International	$12,121,000
Capital One Southcoast, Inc.	$6,061,000
DnB NOR Markets, Inc.	$6,061,000
Fifth Third Securities, Inc.	$6,061,000
Howard Weil Incorporated	$6,061,000
HSBC Securities (USA) Inc.	$6,061,000
nabSecurities, LLC	$6,061,000
Scotia Capital (USA) Inc.	$6,061,000
SMBC Nikko Capital Markets Limited	$6,061,000
TD Securities (USA) LLC	$6,061,000

Total	$600,000,000

Schedule A-1

SCHEDULE B
Issuer Free Writing Communications (included in the General Disclosure Package)
     1. Final term sheet, dated May 26, 2011, a copy of which is attached hereto as Exhibit A.

Schedule B-1

SCHEDULE C
Guarantors

Name	Jurisdiction of Organization
Acute Technological Services, Inc.	Texas
Capstar Drilling LP, L.L.C.	Delaware
Capstar Holding, L.L.C.	Delaware
Capstar Drilling, Inc.	Texas
Capstar Drilling GP, L.L.C.	Delaware
General Marine Leasing, LLC	Delaware
Oil States Energy Services, Inc.	Delaware
Oil States Management, Inc.	Delaware
Oil States Industries, Inc.	Delaware
Oil States Skagit SMATCO, LLC	Delaware
PTI Group USA LLC	Delaware
PTI Mars Holdco 1, LLC	Delaware
Sooner Inc.	Delaware
Sooner Pipe, L.L.C.	Delaware
Sooner Holding Company	Delaware
Specialty Rental Tools & Supply, L.L.C.	Delaware
Stinger Wellhead Protection, Incorporated	Texas
Well Testing, Inc.	Delaware

Schedule C-1

SCHEDULE D
List of Subsidiaries

Name	Jurisdiction of Organization

892493 Alberta Inc.	Alberta
892489 Alberta Inc.	Alberta
3045843 Nova Scotia Company	Nova Scotia
AcuteCyberTwo LLC	Texas
Acute Technological Services, Inc.	Texas
ATSCyberone LLC	Texas
Buffalo Metis Catering Ltd.	Alberta
Capstar Drilling GP, L.L.C.	Delaware
Capstar Drilling LP, L.L.C.	Delaware
Capstar Drilling, Inc.	Texas
Capstar Holding, L.L.C.	Delaware
Christina Lake Enterprises Ltd.	Alberta
Crown Camp Services Ltd.	Alberta
CyberSolda IMCSS LTDA.	Brazil
Ek’Ati Services Ltd.	Northwest Territories
Elastomeric Actuators, Inc.	Texas
General Marine Construction, Inc.	Louisiana
General Marine Leasing, LLC	Delaware
General Marine Offshore Equipment, Inc.	Louisiana
MSL Nominees Pty Ltd.	Australia
Metis Catering Joint Venture Ltd.	Alberta
MSL Nominees (Karratha) Pty Ltd	Australia
MSL Nominees (Narrabi) Pty Ltd	Australia
Norwel Developments Limited	Northwest Territories
Oil States Industries do Brasil — Instalacoes Maritimas Ltda.	Rio de Jeneiro, Brazil
Oil States Energy Services, Inc.	Delaware
Oil States Energy Services, S.A. de C.V.	Mexico
Oil States Industries (Asia) PTE LTD	Singapore
Oil States Industries (Thailand) Ltd.	Rayong, Thailand
Oil States Industries (UK) Limited	Scotland
Oil States Industries Nigeria Limited	Nigeria
Oil States Industries, Inc.	Delaware
Oil States International Investments C.V.	The Netherlands
Oil States Klaper Limited	England
Oil States Management, Inc.	Delaware
Oil States Martec de Mexico	Mexico
Oil States MCS, Limited	England
Oil States Skagit SMATCO, LLC	Delaware
PTI Atlantic, Ltd.	Newfoundland and Labrador
PTI Camp Installations Ltd	Alberta
Schedule D-1

PTI Group USA LLC	Delaware
PTI Group Inc.	Alberta
PTI Holding Company 1 Pty Ltd.	Australia
PTI Holding Company 2 Pty Ltd.	Australia
PTI International (Europe) BV	The Netherlands
PTI International Inc.	Alberta
PTI International Ltd.	Alberta
PTI Mars Coöperatief 1 U.A.	Netherlands
PTI Mars Coöperatief 2 U.A.	Netherlands
PTI Mars Coöperatief 3 U.A.	Netherlands
PTI Mars Holdco 1, LLC	Delaware
PTI Mars Holdco 2, LLC	Delaware
PTI Mars Holdco 3, LLC	Delaware
PTI Mars Holdco 4, LLC	Delaware
PTI Noble Structures Inc.	Alberta
PTI Premium Camp Services Ltd.	Alberta
PTI Remote Site Services USA Inc.	Alaska
PTI Travco Modular Structures Ltd.	Alberta
Quality Oilfield Services (2001), Ltd.	Barbados
Sooner Holding Company	Delaware
Sooner Inc.	Delaware
Sooner Pipe & Supply Nigeria Limited	Nigeria
Sooner Pipe & Supply Venezuela S.A.	Venezuela
Sooner Pipe, L.L.C.	Delaware
Specialty Rental Tools & Supply, L.L.C.	Delaware
Stinger Mexicana S.A. de C.V.	Tamaulipas, Mexico
Stinger Wellhead International, Inc.	Commonwealth of the Bahamas
Stinger Wellhead Protection (Canada) Incorporated	Alberta
Stinger Wellhead Protection, Incorporated	Texas
The Karratha Property Trust	Australia
The MAC Linen Services Pty Limited	Australia
The Mac Middlemount Property Trust	Australia
The Mac Middlemount Leisure Trust	Australia
The Mac Muswelbrook Property Trust	Australia
The Mac Wandoan Property Trust	Australia
The Narrabi Property Trust	Australia
The MAC Services Group Ltd.	Australia
Well Testing, Inc.	Delaware
Schedule D-2

Exhibit A
Pricing Term Sheet
Oil States International, Inc.
$600,000,000 6.500% Senior Notes due 2019
Pricing Term Sheet

Issuer:	Oil States International, Inc.
Guarantors:	All existing material domestic subsidiaries and certain future subsidiaries
Security Description:	6.500% Senior Notes due 2019
Face:	$600,000,000
Maturity:	June 1, 2019
Coupon:	6.500%
Offering Price:	100.000%
Yield to Maturity:	6.500%
Spread to Treasury:	386 basis points
Benchmark:	3.125% UST due May 15, 2019
Interest Payment Dates:	June 1 and December 1
Commencing:	December 1, 2011
Record Dates:	May 15 and November 15
Equity Clawback	35% before June 1, 2014 at 106.500%
Optional Redemption:	Callable, on or after the following dates, and at the following prices:

Date	Price
June 1, 2014	104.875%
June 1, 2015	103.250%
June 1, 2016	101.625%
June 1, 2017 and thereafter	100.000%

Make-Whole:	T+50 until June 1, 2014
Trade Date:	May 26, 2011
Settlement Date:	June 1, 2011 (T+3)
CUSIP:	678026 AC9 144A / U6785Y AA8 Reg S
ISIN:	US678026AC90 144A / USU6785YAA83 Reg S
Minimum Allocations:	$2,000
Increments:	$1,000
Ratings (1):	Ba3 / BB
Joint Book-Running Managers:	Credit Suisse Securities (USA) LLC
RBC Capital Markets, LLC
Wells Fargo Securities, LLC

Senior Co-Managers:	Jefferies & Company, Inc.
Raymond James & Associates, Inc.
Simmons & Company International
Tudor, Pickering, Holt & Co. Securities, Inc.

Co-Managers:	Capital One Southcoast, Inc.

DnB NOR Markets, Inc.
Fifth Third Securities, Inc.
Howard Weil Incorporated
HSBC Securities (USA) Inc.
nabSecurities, LLC
Scotia Capital (USA) Inc.
SMBC Nikko Capital Markets Limited
TD Securities (USA) LLC

(1)	These securities ratings have been provided by Moody’s and S&P. Neither of these ratings is a recommendation to buy, sell or hold these securities. Each rating may be subject to revision or withdrawal at any time, and should be evaluated independently of any other rating.
This communication is for informational purposes only and does not constitute an offer to sell, or a solicitation of an offer to buy any security. This communication is not intended to be a confirmation as required under Rule 10b-10 of the Securities Exchange Act of 1934. A formal confirmation will be delivered to you separately. This notice shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of the notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful. The notes will be offered and sold only to qualified institutional buyers in the United States in reliance on Rule 144A under the Securities Act of 1933, as amended (the Securities Act), and to certain non-U.S. persons in offshore transactions in reliance on Regulation S under the Securities Act. The notes have not been registered under the Securities Act or any state securities laws, and may not be offered or sold in the United States or to U.S. persons absent registration or an applicable exemption from the registration requirements.

Exhibit B
Form of Opinion of Vinson & Elkins L.L.P.
     (a) Each of the Company and each Guarantor is validly existing and in good standing as a corporation or other business entity under the laws of its jurisdiction of incorporation, organization or formation, as the case may be, with full power and authority (corporate and other) necessary to own or lease its properties and to conduct its business, in each case as described in the General Disclosure Package and the Final Offering Circular in all material respects. Each of the Company and each Guarantor is duly registered or qualified to do business as a foreign corporation or other business entity, as the case may be, in good standing under the laws of each jurisdiction set forth opposite its name on Exhibit A to such opinion.
     (b) Each of the Company and each Guarantor has all requisite corporate, limited liability company, or limited partnership power and authority to execute, deliver and perform its obligations under the Purchase Agreement, the Indenture, the Offered Securities and the Exchange Securities to which it is a party and to consummate the transactions contemplated thereby. The Purchase Agreement has been duly executed and delivered by the Company.
     (c) The Indenture has been duly and validly authorized, executed and delivered by the Company and each of the Guarantors and, assuming the due authorization, execution and delivery thereof by the Trustee, constitutes the valid and legally binding agreement of the Company and each of the Guarantors, enforceable against them in accordance with its terms, except that the enforcement thereof may be subject to the Enforceability Exceptions.
     (d) The Offered Securities have been duly and validly authorized and executed by the Company and, when the Offered Securities are duly executed, issued and delivered by the Company and, when authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Purchasers pursuant to the Purchase Agreement on the Closing Date (assuming the due authorization, execution and delivery of the Indenture by the Trustee and due authentication and delivery of the Offered Securities by the Trustee in accordance with the Indenture), such Offered Securities will constitute the valid and legally binding obligations of the Company, entitled to the benefits of the Indenture, and enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions.
     (e) The Guarantee endorsed on the Offered Securities by each Guarantor has been duly and validly authorized and executed by such Guarantor and, when the Offered Securities are delivered to and paid for by the Purchasers pursuant to the Purchase Agreement on the Closing Date (assuming the due authorization, execution and delivery of the Indenture by the Trustee and due authentication and delivery of the Offered Securities by the Trustee in accordance with the Indenture), the Guarantee of each Guarantor endorsed thereon will constitute valid and legally binding obligations of such Guarantor, entitled to the benefits of the Indenture, and enforceable in accordance with its terms, subject to the Enforceability Exceptions.
     (f) The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and the Guarantors and, assuming the due authorization, execution and delivery thereof by the Purchasers, constitutes the valid and legally binding obligations of the Company and the Guarantors, enforceable in accordance with their terms, subject to the Enforceability Exceptions and any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.
     (g) No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required for the execution, delivery and performance of the Purchase Agreement by the Company and the Guarantors, the consummation of the transactions contemplated by the Purchase Agreement, the Indenture and the Registration Rights Agreement in connection with the offering, issuance and sale of the Offered Securities and the Guarantees by the Company and the Guarantors, and the application of the proceeds from the sale of the Offered Securities by the Company as described under “Use of Proceeds” in the General Disclosure Package and the Final Offering Circular, except for, (i) if required, the order of the Commission declaring effective the Exchange Offer Registration Statement or, if required, the Shelf Registration Statement (each as defined in the Registration Rights Agreement), (ii) if required, the qualification of the Indenture under the Trust Indenture Act in connection with the issuance of the Exchange Notes, (iii) such as have previously been obtained and (iv) applicable federal, state or foreign securities laws in connection with the purchase and sale of the Offered Securities by the Purchasers as to which such counsel need express no opinion other than the opinion provided in paragraph (j) below.
     (h) The execution, delivery and performance of the Indenture, the Offered Securities, the Registration Rights Agreement and the Purchase Agreement by the Company and the Guarantors, the issuance and sale of the Offered Securities and the Guarantees by the Company and the Guarantors and compliance with the terms and provisions thereof, and the application of the proceeds from the sale of the Offered Securities by the Company as described under “Use of Proceeds” in the General Disclosure Package and the Final Offering Circular will not (i) result in a breach or violation of any of the terms or provisions of, or constitute a default or a Debt Repayment Triggering Event under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries pursuant to, any instrument to which the Company is a party and which is filed as an exhibit and set forth on the exhibit list to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 or any other report filed by the Company with the Commission under Section 13(a) of the Exchange Act after the date of such Annual Report on Form 10-K and through the dates of the General Disclosure Package and the Final Offering Circular, which reports are incorporated by reference in the General Disclosure Package and the Final Offering Circular; (ii) result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of the Company or any of the Guarantors; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except in the case of clauses (i) and (iii) above for such conflicts, breaches, defaults, violations or liens that, in the aggregate, would not reasonably be expected to have a Material Adverse Effect, and except that with respect to clause (iii) above, such counsel need express no opinion as to any state or federal securities or Blue Sky laws or federal or state antifraud laws, rules or regulations, except for the opinion set forth in (j) below.
     (i) Neither the Company nor any Guarantor is, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the

General Disclosure Package and the Final Offering Circular, will be, an “investment company” within the meaning of such term under the Investment Company Act.
     (j) Assuming the accuracy of the representations, warranties and agreements of the Company, the Guarantors and the Purchasers contained in the Purchase Agreement, (A) no registration under the Securities Act of the Offered Securities is required in connection with the sale of the Offered Securities to the Purchasers or in connection with the initial resale of the Offered Securities by the Purchasers, in each case as contemplated by the Purchase Agreement, the General Disclosure Package and the Final Offering Circular, and (B) prior to the commencement of the Exchange Offer or the effectiveness of any registration statement prepared in connection with the Company’s obligations under the Registration Rights Agreement, the Indenture is not required to be qualified under the Trust Indenture Act.
     (k) The statements in the General Disclosure Package and the Final Offering Circular under the captions “Description of the Notes,” “Description of Other Indebtedness,” and “Certain United States Federal Income Tax Consequences”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, have been reviewed by us and are accurate in all material respects.
     In addition, such counsel shall also state that it has participated in conferences with representatives of the Company and with representatives of its independent accountants at which conferences the contents of the General Disclosure Package and the Final Offering Circular and related matters were discussed. Although such counsel has not undertaken to determine independently, and does not assume any responsibility for, or express any opinion regarding the accuracy, completeness or fairness of the statements contained in the General Disclosure Package or the Final Offering Circular (except as expressly provided above), based upon the participation described above, nothing has come to the attention of such counsel to cause such counsel to believe that the General Disclosure Package, as of the Applicable Time, or that the Final Offering Circular, as of its date or at the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. In making the foregoing statement, such counsel need not express any comment or belief with respect to the financial statements and notes and related schedules and other financial and accounting data contained in or omitted from the General Disclosure Package or the Final Offering Circular.